Exhibit 99.2

Product and Segment Revenues
Unaudited
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Product Revenues:
Carrier Systems	$119,979	$76,349	$319,018	$207,590
Business Networking	44,919	33,830	116,981	92,452
Loop Access	27,296	52,778	105,944	140,303
Total	$192,194	$162,957	$541,943	$440,345

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$86,954	$45,099	$215,798	$126,432
Optical Access (included in Carrier Systems)	22,298	18,619	65,222	46,006
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	42,506	29,475	108,418	79,560
Total Growth Products	151,758	93,193	389,438	251,998
Percentage of Total Revenue	79%	57%	72%	57%

HDSL (does not include T1) (included in Loop Access)	25,297	49,383	100,291	131,487
Other Products (excluding HDSL)	15,139	20,381	52,214	56,860
Total Traditional Products	40,436	69,764	152,505	188,347
Percentage of Total Revenue	21%	43%	28%	43%

Total	$192,194	$162,957	$541,943	$440,345

Segment Revenues:
Carrier Networks	$152,492	$128,581	$435,344	$345,684
Enterprise Networks	39,702	34,376	106,599	94,661
Total	$192,194	$162,957	$541,943	$440,345

Sales by Geographic Region:
United States	$170,343	$154,648	$484,260	$416,994
International	21,851	8,309	57,683	23,351
Total	$192,194	$162,957	$541,943	$440,345